UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                                 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Blackstone Real Estate Income Trust, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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	☐	Fee paid previously with preliminary materials.

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the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
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Blackstone Real Estate Income Trust, Inc.

345 Park Avenue, 42nd Floor

New York, New York 10154

NOTICE OF POSTPONEMENT OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

We hereby notify you that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Blackstone Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), originally scheduled to be held at 9:30 a.m., Eastern Daylight Time, on Tuesday, June 18, 2019, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, has been postponed and will now be held at 5:00 p.m., Eastern Daylight Time, on Monday, July 22, 2019 at the same location.

No changes have been made to the record date, the location of the meeting or the proposals to be brought before the Annual Meeting, which are presented in the definitive proxy statement on Schedule 14A that we filed with the Securities and Exchange Commission on March 29, 2019 (the “Proxy Statement”).

We decided to postpone the Annual Meeting to provide the Company more time to achieve a quorum and the requisite approval for certain of the proposals to be considered at the Annual Meeting.

You can vote your shares of common stock at the Annual Meeting and any adjournments or further postponements thereof if the Company’s records show that you were a stockholder of record as of the close of business on March 27, 2019, the record date for the Annual Meeting.

To express our appreciation for your participation, the Company will make a charitable donation to the Navy SEAL Foundation on behalf of every stockholder that votes.

Stockholders, whether or not they expect to be present at the Annual Meeting, are requested to authorize a proxy to vote their shares electronically via the Internet, by telephone or by completing and returning the proxy card. Voting instructions are printed on your proxy card and included in the Proxy Statement previously mailed to you. Any person giving a proxy has the power to revoke it at any time prior to the meeting and stockholders who are present at the meeting may withdraw their proxies and vote in person.

If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you. If you have already submitted your proxy and wish to change your vote, you may change your vote or revoke your proxy at any time before it is voted at the meeting by following the instructions provided in the proxy card and Proxy Statement previously mailed to you.

Sincerely,

/s/ Leon Volchyok
Leon Volchyok
Chief Legal Officer, Chief Compliance Officer and Secretary

June 17, 2019

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 22, 2019:

Our Proxy Statement, this supplement, form of proxy card and 2018 Annual Report to stockholders are also available at www.proxyvote.com/BREIT, and can be accessed by using the 16-digit control number and following the instructions located on the proxy card previously mailed to you.